UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On October 18, 2023 (the “Closing Date”), AVITA Medical, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and between the Company, as borrower, and an affiliate of OrbiMed as the lender and administrative agent (the “Lender”). The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $90 million (the “Loan Facility”), of which (i) $40 million was made available on the Closing Date (the “Initial Commitment Amount”), (ii) $25 million will be made available, at the Company’s discretion, on or prior to December 31, 2024, subject to certain net revenue requirements, and (iii) $25 million will be made available, at the Company’s discretion, on or prior to June 30, 2025, subject to certain net revenue requirements. On October 18, 2023, the Company closed on the Initial Commitment Amount, less certain fees and expenses payable to or on behalf of the Lender.

All obligations under the Credit Agreement will be guaranteed by all of the Company’s wholly owned subsidiaries (subject to certain exceptions) and secured by substantially all of the Company's and each guarantor's assets. If, for any quarter until the maturity date of the Loan Facility, the Company’s net revenue does not equal or exceed the applicable trailing twelve-month amount as set forth in the Credit Agreement, then the Company shall repay in equal quarterly installments equal to 5.0% of the outstanding principal amount of the Loan Facility on the date the net revenue amount was not satisfied, together with a repayment premium and other fees. The Company shall repay amounts outstanding under the Loan Facility in full immediately upon an acceleration as a result of an event of default as set forth in the Credit Agreement, together with a repayment premium and other fees.

During the term of the Loan Facility, interest payable in cash by the Company shall accrue on any outstanding amounts under the Loan Facility at a rate per annum equal to the greater of (x) the SOFR rate for such period and (y) 4.00% plus, in either case, 8.00%. During an event of default, any outstanding amount under the Loan Facility will bear interest at a rate of 4.00% in excess of the otherwise applicable rate of interest. The Company will pay certain fees with respect to the Loan Facility, including an upfront fee, an unused fee on the undrawn portion of the Loan Facility, an administration fee, a repayment premium and an exit fee, as well as certain other fees and expenses of the Lender.

The Credit Agreement contains certain customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; material defaults on other indebtedness; bankruptcy and insolvency events; material monetary judgments; loss of certain key permits, persons and contracts; material adverse effects; certain regulatory matters; and any change of control.

Each of the Credit Agreement and a Pledge and Security Agreement entered into by the Company, the guarantors and the Lender on October 18, 2023 (the “Pledge and Security Agreement”) contains a number of customary representations, warranties and covenants that, among other things, will limit or restrict the ability of the Company and its subsidiaries to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; and enter into certain restrictive agreements. In addition, the Company and guarantors will be required to maintain at least $10 million of unrestricted cash and cash equivalents.

On the Closing Date, the Company issued to an affiliate of the Lender a warrant (the “Warrant”) to purchase up to 409,661 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $10.9847 per share, with a term of 10 years from the issuance date. The Warrant contains customary share adjustment provisions, as well as weighted average price protection in certain circumstances. The Warrant and the underlying shares of Common Stock (the “Warrant Shares”) will be registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-271276) that became effective April 25, 2023 (the “Registration Statement”). The Company filed a prospectus supplement in connection with the registration of the Warrant and the Warrant Shares on October 18, 2023. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the Warrant and the Warrant Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Warrant or the Warrant Shares, nor shall there be any offer, solicitation or sale of the Warrant or Warrant Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

The foregoing description of the terms of the Credit Agreement, the Pledge and Security Agreement, and the Warrant are not intended to be complete and are qualified in their entirety by reference to the Credit Agreement, the Pledge and Security Agreement, and the Warrant, copies of which are attached hereto as Exhibit 10.1, 10.2, and 4.1, respectively, and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On October 18, 2023, the Company issued a press release announcing the Credit Agreement and also announced certain preliminary unaudited results for the quarter ended September 30, 2023. A copy of the press release announcing the transaction and such preliminary results is attached hereto as Exhibit 99.1.

The information under this Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933 except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Credit Agreement” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Warrant Certificate, dated October 18, 2023, by and between the Company, and OrbiMed Royalty & Credit Opportunities IV, LP
5.1	Opinion of K&L Gates LLP
10.1	Credit Agreement, dated October 18, 2023, by and between the Company, as borrower, and ORCO IV LLC as lender and administrative agent
10.2	Pledge and Security Agreement, dated October 18, 2023, by and among the Company, the guarantors party thereto and ORCO IV LLC
23.1	Consent of K&L Gates LLP with respect to Exhibit 5.1 (included in Exhibit 5.1)
99.1	Press Release, dated October 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA MEDICAL, INC.

Date:	October 18, 2023	By:	/s/ Donna Shiroma
Name: Donna Shiroma Title: General Counsel